Registration No. 333-26151


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                             ______________________

                                   Form S-8/A
                   Post-Effective Amendment No. 1 To Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                             _______________________

   New York          Corning, New York        14831        16-0393470
(State or other     (Address of principal   (Zip Code)   (I.R.S.Employer
jurisdiction of     executive offices)                   Identification No.)
incorporation
or organization)

                              CORNING INCORPORATED
                          SUPPLEMENTAL INVESTMENT PLAN
                             (Full title of the plan)

                            _________________________

                                William D. Eggers
                    Senior Vice President and General Counsel
                              Corning Incorporated
                            Corning, New York  14831
                                 (607) 974-9000
            (Name, address and telephone number of agent for service)
                             ________________________


                                     PART I
                              EXPLANATORY STATEMENT

     A total of $10,000,000 of Deferred Compensation Obligations of the registrant, Corning Incorporated, a New York corporation (the "Company"), were registered by Registration Statement on Form S-8, File No. 333-26151, to be issued in connection with the Company's Supplemental Investment Plan. Of such securities, securities covering $1,215,000, with respect to which a registration fee of $368 has been paid, have not been issued under such plan and, pursuant to Instruction E to Form S-8, such securities are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the Company's Supplemental Investment Plan and Management Deferred Plan.

                                     PART II
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 1st day of December, 1999.

                          Corning Incorporated
                          (Registrant)

                          By:  /s/ JAMES B. FLAWS
                               ------------------------------------------------
                               James B. Flaws, Senior Vice President, Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below on December 1, 1999 by the following persons in the capacities indicated:

    Signature                          Capacity
    ---------                          --------

    /s/ ROGER G. ACKERMAN              Chairman of the Board,
    -----------------------            Principal Executive Officer and Director
    (Roger G. Ackerman)

    /s/ JAMES B. FLAWS                 Senior Vice President, Treasurer and
    -----------------------            Principal Financial Officer
     (James B. Flaws)

    /s/ KATHERINE A. ASBECK            Vice President, Controller and
    -----------------------            Principal Accounting Officer
     (Katherine A. Asbeck)

          *                            Director
    -----------------------
     (Robert Barker)

          *                            Director
    -----------------------
     (John Seely Brown)

          *                            Director
    -----------------------
     (John H. Foster)

          *                            Director
    -----------------------
     (Norman E. Garrity)

          *                            Director
    -----------------------
     (Gordon Gund)

          *                            Director
    -----------------------
     (John M. Hennessy)

          *                            Director
    -----------------------
     (James R. Houghton)

          *                            Director
    -----------------------
     (James W. Kinnear)

          *                            Director
    -----------------------
     (John W. Loose)

          *                            Director
    -----------------------
     (James J. O'Connor)

          *                            Director
    -----------------------
     (Catherine A. Rein)

    -----------------------            Director
     (Deborah D. Reiman)

    -----------------------            Director
     (H. Onno Ruding)

          *                            Director
    -----------------------
     (William D. Smithburg)



*By  /s/ JAMES B. FLAWS
    -----------------------
      Attorney-in-fact